Exhibit 99.1

DUET Acquisition Corp. Announces Pricing of $75,000,000 Initial Public Offering

KUALA LUMPUR, MALAYSIA, Jan. 19, 2022 — DUET Acquisition Corp. (the “Company”) announced today that it priced its initial public offering of 7,500,000 units at $10.00 per unit. The units will be listed on the Nasdaq Global Market (“Nasdaq”) and will begin trading on Thursday, January 20, 2022, under the ticker symbol “DUETU”. Each unit consists of one of the Company’s Class A common stock and one redeemable warrant. Each warrant entitles the holder thereof to purchase one Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “DUET” and “DUETW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on industries that complement its management team’s background and capitalize on the ability and experience of its management team. The primary area of consideration will be disruptive change maker technology enterprises that are capitalizing on the digital shift. These “enabling technology companies” encompass a wide spectrum of capabilities from holistic e-commerce, fintech and big data analytics to robotic process automation. The Company is led by Larry Gan Nyap Liou, the Company’s Chairman of the Board, and Yeoh Oon Lai and Dharmendra Magasvaran, the Company’s Co-Chief Executive Officers.

EF Hutton, division of Benchmark Investments, LLC, is acting as the sole book running manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 1,125,000 units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on January 24, 2022, subject to customary closing conditions.

Nelson Mullins Riley & Scarborough LLP is serving as legal counsel to the Company. McDermott Will & Emery LLP is serving as counsel to EF Hutton, division of Benchmark Investments, LLC.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from EF Hutton, division of Benchmark Investments, LLC, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (“SEC”) on January 19, 2022. A final prospectus relating to this offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Larry Gan Nyap Liou

Chairman of the Board

Email: enquiry@duet-corp.com

Phone: +60 3-9201 1087 / +60 11-5695 7895